Exhibit 4.1

TYCO ELECTRONICS GROUP S.A.,

as Issuer

AND

TE CONNECTIVITY LTD.,

as current Parent

AND

TE CONNECTIVITY PLC,

as New Parent Guarantor

AND

TE CONNECTIVITY SWITZERLAND LTD.,

as Successor to Parent

AND

DEUTSCHE BANK TRUST
COMPANY AMERICAS,

as Trustee

TWENTY-FIRST SUPPLEMENTAL INDENTURE
Dated as of September 24, 2024

THIS TWENTY-FIRST SUPPLEMENTAL INDENTURE is dated as of September 24, 2024 among TYCO ELECTRONICS GROUP S.A., a Luxembourg public limited liability company (société anonyme) having its registered office at 46 Place Guillaume II, L-1648 Luxembourg and registered with the Luxembourg trade and companies register (Registre de commerce et des sociétés, Luxembourg) under number B123549 (the “Company”), TE CONNECTIVITY LTD., a Swiss corporation (“Parent” or “Swiss TEL”), TE CONNECTIVITY PLC, an Irish public limited company and subsidiary of Swiss TEL (“Irish TEL” or “New Parent Guarantor”), TE CONNECTIVITY SWITZERLAND LTD., a Swiss corporation and wholly-owned subsidiary of Swiss TEL (and after the Merger (as defined below), a wholly-owned subsidiary of Irish TEL and successor to Parent) (“New Swiss TEL”), and DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation, as trustee (the “Trustee”).

RECITALS

WHEREAS:

A.            Swiss TEL, the Company and the Trustee executed and delivered an Indenture, dated as of September 25, 2007, (the “Base Indenture” and, together with its supplemental indentures, the “Indenture”), to provide for the issuance by the Company from time to time of unsubordinated debt securities evidencing its unsecured indebtedness.

B.            Swiss TEL, a holding company which is incorporated under Swiss law, desires to change its jurisdiction of organization from Switzerland to Ireland in a transaction pursuant to which Swiss TEL will merge with and into Irish TEL, with Irish TEL to be the surviving entity of such merger (the “Merger”).

C.            Prior to the Merger, Swiss TEL intends to transfer all of its interests in the Company, which constitute substantially all of its assets, to New Swiss TEL (the “Transfer”).

D.            Upon consummation of the Transfer, New Swiss TEL will assume the obligations under the Guarantee of the Securities and succeed to Swiss TEL’s obligations as Parent under the Indenture.

E.             Upon consummation of the Merger, Irish TEL will provide a guarantee of the Securities as set forth below (the “New Parent Guarantee”).

F.             Pursuant to Section 9.01(b) of the Indenture, Parent, the Company and the Trustee may enter into a supplemental indenture, without the consent of the Securityholders, to evidence the succession of another Person to Parent, or successive successions, and the assumption by the successor Person of the covenants, agreements and obligations of Parent pursuant to Article X.

G.            Pursuant to Section 9.01(h) of the Indenture, Parent, the Company and the Trustee may enter into a supplemental indenture, without the consent of the Securityholders, to make any other change that does not adversely affect the rights of any Securityholder of Outstanding Securities in any material respect.

H.            Section 10.01 of the Indenture provides that under certain circumstances Parent may sell or convey all or substantially all of its assets to any Person if the successor Person expressly assumes, by supplemental indenture, the obligations under the Guarantee, and the due and punctual performance and observance of all of the covenants and agreements of the Indenture to be performed or observed by Parent.

I.             All things necessary to make this Twenty-First Supplemental Indenture a valid indenture and agreement according to its terms have been done.

NOW, THEREFORE, for and in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Trustee, the Company, Parent, the New Parent Guarantor and New Swiss TEL mutually covenant and agree for the equal and ratable benefit of the Securityholders as follows:

ARTICLE I

DEFINITIONS

Section 1.1.     Defined Terms.

As used in this Twenty-First Supplemental Indenture, terms defined in the Indenture or in the preamble or recitals hereto are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Twenty-First Supplemental Indenture refer to this Twenty-First Supplemental Indenture as a whole and not to any particular section hereof.

ARTICLE II

ASSUMPTION OF THE OBLIGATIONS

Section 2.1      Assumption of Obligations.

(a) In accordance with Section 10.01 of the Indenture, subject to and effective upon the consummation of the Transfer, New Swiss TEL shall assume all of Parent’s obligations under the Guarantee under the Indenture according to their tenor, and the due and punctual performance and observance of all of the covenants and agreements of Parent.

(b) In accordance with Section 10.02 of the Indenture, New Swiss TEL shall, upon such assumption, succeed to, and shall be substituted for, and may exercise every right and power of, Parent under the Securities and the Indenture with the same effect as if New Swiss TEL had been named as Parent therein. Notwithstanding the foregoing, Swiss TEL shall not be released of its obligations under Indenture until immediately prior to the effectiveness of the New Parent Guarantee pursuant to Article III below. New Swiss TEL shall give written notice (which may be by e-mail) to the Trustee of the occurrence of the effective time of the Transfer and the Merger.

[Twenty-First Supplemental Indenture]

2

Section 2.2      Benefits Acknowledged.

New Swiss TEL acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Twenty-First Supplemental Indenture and that the assumption of all of the Parent’s obligations under the Securities and the Indenture by New Swiss TEL is knowingly made in contemplation of such benefits. For the avoidance of doubt, the Guarantee provided by New Swiss TEL hereunder shall not constitute a guarantee of Swiss TEL’s obligations under the Indenture pending Swiss TEL’s release or of the New Parent Guarantor’s obligations under the New Parent Guarantee.

ARTICLE III

GUARANTEE BY NEW PARENT GUARANTOR

Section 3.1      New Parent Guarantee.

Effective upon consummation of the Merger, New Parent Guarantor hereby agrees, on a joint and several basis with the Parent, to fully and unconditionally guarantee (i) to each holder of each Outstanding Security that is or has been authenticated and delivered by the Trustee, and (ii) to the Trustee on behalf of such Holder, the due and punctual payment of the principal of, premium, if any, and interest on such Security when and as the same shall become due and payable, whether at the stated maturity, by acceleration, call for redemption or otherwise, in accordance with the terms of such Security and of the Indenture. In case of the failure of the Company to punctually make any such payment, New Parent Guarantor hereby agrees to cause such payment to be made punctually when and as the same shall become due and payable, whether at the stated maturity or by acceleration, call for redemption or otherwise, and as if such payment were made by the Company.

New Parent Guarantor hereby agrees that its obligations hereunder shall be absolute and unconditional, irrespective of, and shall be unaffected by, the validity, regularity or enforceability of such Security or the Indenture, the absence of any action to enforce the same or any release, amendment, waiver or indulgence granted to the Company or Parent or any consent to departure from any requirement of any other guarantee of all or any of the Securities or any other circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor. New Parent Guarantor hereby waives the benefits of diligence, presentment, demand for payment, any requirement that the Trustee or any of the Holders protect, secure, perfect or insure any security interest in or other lien on any property subject thereto or exhaust any right or take any action against the Company or any other Person or any collateral, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to such Security or the indebtedness evidenced thereby and all demands whatsoever, and covenants that this New Parent Guarantee will not be discharged in respect of such Security except by complete performance of the obligations contained in such Security and in such New Parent Guarantee. New Parent Guarantor agrees that if, after the occurrence and during the continuance of an Event of Default, the Trustee or any of the Holders of the applicable series of Securities are prevented by applicable law from exercising their respective rights to accelerate the maturity of such Securities, to collect interest on such Securities, or to enforce or exercise any other right or remedy with respect to such Securities, New Parent Guarantor agrees to pay to the Trustee for the account of such Holders, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee or any of such Holders.

[Twenty-First Supplemental Indenture]

3

New Parent Guarantor shall be subrogated to all rights of the holders of the Securities against the Company in respect of any amounts paid by New Parent Guarantor on account of such Security pursuant to the provisions of its New Parent Guarantee or the Indenture; provided, however, that New Parent Guarantor shall not be entitled to enforce or to receive any payment arising out of, or based upon, such right of subrogation until the principal of and interest on all Securities of such series issued hereunder shall have been paid in full.

The New Parent Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any part of the Company’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of such Securities, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any holder of such Securities, whether as a “voidable preference,” “fraudulent transfer,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, such Securities shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

Any term or provision of the New Parent Guarantee to the contrary notwithstanding, the aggregate amount of the obligations guaranteed hereunder shall be reduced to the extent necessary to prevent such New Parent Guarantee from violating or becoming voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

Section 3.2      Release of New Parent Guarantee by New Parent Guarantor.

Notwithstanding anything in this Article III to the contrary, concurrently with the payment in full of the principal of, premium, if any, and interest on Securities of a series, New Parent Guarantor shall be released from and relieved of its obligations under this Article III with respect to the Securities of such series. Upon the delivery by the Company to the Trustee of an Officer’s Certificate and an Opinion of Counsel to the effect that the transaction giving rise to the release of this New Parent Guarantee was made by the Company in accordance with the provisions of the Indenture and the Securities, the Trustee shall execute any documents reasonably required in order to evidence the release of New Parent Guarantor from its obligations under this New Parent Guarantee. If any of the obligations to pay the principal of, premium, if any, and interest on such Securities and all other obligations of the Company are revived and reinstated after the termination of this guarantee, then all of the obligations of New Parent Guarantor under this New Parent Guarantee shall be revived and reinstated as if this guarantee had not been terminated until such time as the principal of, premium, if any, and interest on such Securities are paid in full, and New Parent Guarantor shall enter into an amendment to this New Parent Guarantee, reasonably satisfactory to the Trustee, evidencing such revival and reinstatement.

[Twenty-First Supplemental Indenture]

4

In addition, the New Parent Guarantee of New Parent Guarantor may be released either on the same basis as a release of the Parent of its Guarantee under the Indenture pursuant to Article X thereof or if the Securityholders of a majority in the aggregate principal amount of the Securities consent to such release in accordance with Section 9.02 of the Base Indenture.

Further, the New Parent Guarantee of New Parent Guarantor shall terminate and be automatically released without the need for any action by any party upon satisfaction and discharge of the Indenture pursuant to Article XI of the Base Indenture.

Section 3.3      Execution and Delivery.

The delivery of any Security by the Trustee, after the authentication thereof, shall constitute due delivery of the New Parent Guarantee on behalf of New Parent Guarantor and shall bind New Parent Guarantor notwithstanding the fact that the New Parent Guarantee does not bear the signature of New Parent Guarantor. New Parent Guarantor agrees that its New Parent Guarantee shall remain in full force and effect notwithstanding any failure to endorse on any Outstanding Security a notation of any such New Parent Guarantee.

ARTICLE IV

MISCELLANEOUS

Section 4.1      Notices.

All notices and other communications to the Parent, the Company, New Swiss TEL and the New Parent Guarantor shall be given as provided in the Indenture, at the address set forth below.

TE Connectivity Plc

Ten Earlsfort Terrace

Dublin 2, D02 T380, Ireland

Attention: Company Secretary

Section 4.2      Parties.

Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Securityholders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Twenty-First Supplemental Indenture or the Indenture or any provision herein or therein contained.

[Twenty-First Supplemental Indenture]

5

Section 4.3      No Recourse.

No recourse under or upon any obligation, covenant or agreement of the Indenture, or of any Security, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, shareholder, officer or director, past, present or future as such, of the Company, the Parent, New Swiss TEL and the New Parent Guarantor or of any predecessor or successor corporation, either directly or through the Company, the Parent, New Swiss TEL and the New Parent Guarantor or any such predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that the Indenture and the obligations issued hereunder are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, shareholders, officers or directors as such, of the Company, the Parent, New Swiss TEL and the New Parent Guarantor or of any predecessor or successor corporation, or any of them, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in the Indenture or in any of the Securities or implied therefrom; and that any and all such personal liability of every name and nature, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, shareholder, officer or director as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in the Indenture or in any of the Securities or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of the Indenture and the issuance of such Securities.

Section 4.4      Governing Law.

This Twenty-First Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 4.5      Waiver of Jury Trial.

EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 4.6      Severability.

In case any provision in this Twenty-First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

Section 4.7      Ratification of Indenture; Supplemental Indentures Part of Indenture.

Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Twenty-First Supplemental Indenture shall form a part of the Indenture for all purposes, and every Securityholder heretofore or hereafter authenticated and delivered shall be bound hereby.

[Twenty-First Supplemental Indenture]

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Section 4.8      The Trustee.

The Trustee makes no representation or warranty as to the validity or sufficiency of this Twenty-First Supplemental Indenture or with respect to the recitals contained herein, all of which recitals are made solely by the other parties hereto.

Section 4.9      Counterparts.

The parties hereto may sign any number of copies of this Twenty-First Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Twenty-First Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Twenty-First Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 4.10    Headings.

The headings of the Articles and the Sections in this Twenty-First Supplemental Indenture are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

Section 4.11    Successors.

All agreements of the Company, the Parent, New Swiss TEL and the New Parent Guarantor in this Twenty-First Supplemental Indenture shall bind their successors, except as otherwise provided in this Twenty-First Supplemental Indenture. All agreements of the Trustee in this Twenty-First Supplemental Indenture shall bind its successors.

[Remainder of the Page Intentionally Left Blank]

[Twenty-First Supplemental Indenture]

7

IN WITNESS WHEREOF, the parties hereto have caused this Twenty-First Supplemental Indenture to be duly executed all as of the day and year first above written.

TYCO ELECTRONICS GROUP S.A.

By:	/s/ Jean-Jacques Fotzeu
	Name:	Jean-Jacques Fotzeu
	Title:	Director

TE CONNECTIVITY LTD.

By:	/s/ Heath A. Mitts
	Name:	Heath A. Mitts
	Title:	Executive Vice President and Chief Financial Officer

TE CONNECTIVITY PLC

By:	/s/ Harold G. Barksdale
	Name:	Harold G. Barksdale
	Title:	Director

TE CONNECTIVITY SWITZERLAND LTD.

By:	/s/ Harold G. Barksdale
	Name:	Harold G. Barksdale
	Title:	Director

[Signature Page to Twenty-First Supplemental Indenture]

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:	/s/ Carol Ng
	Name:	Carol Ng
	Title:	Vice President

By:	/s/ Irina Golovaschuk
	Name:	Irina Golovaschuk
	Title:	Vice President

[Signature Page to Twenty-First Supplemental Indenture]